UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 16, 2024

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2024, Business First Bancshares, Inc. (“Business First”) announced that Mr. N. Jerome “Jerry” Vascocu, Jr., age 51, was appointed to serve as President of b1BANK, Business First’s wholly owned subsidiary (“b1BANK”), effective as of October 16, 2024. As a result of his appointment, Mr. Vascocu will no longer serve as Executive Vice President and Chief Administrative Officer of b1BANK, effective as of October 16, 2024. David R. “Jude” Melville, III, who previously served as President of b1BANK, will continue to serve as Chairman of the Board and Chief Executive Officer of b1BANK, as well as Chairman of the Board, President and Chief Executive Officer of Business First.

Mr. Vascocu has more than 29 years of banking experience. Prior to his appointment as President of b1BANK, Mr. Vascocu served as Executive Vice President and Chief Administrative Officer of b1BANK from November 2022 until October 2024. Prior to his service with b1BANK, Mr. Vascocu served as director of commercial banking strategy for First Horizon Bank from 2020 to 2022. Prior to joining First Horizon Bank, he spent 15 years with IberiaBank, serving in various leadership positions in Louisiana and Arkansas. Mr. Vascocu has served in board leadership roles across Louisiana, mostly recently for One Acadiana, Ochsner Lafayette General Hospital and Foundation, and the University of Louisiana at Lafayette College of Business and Athletic Foundation. He earned a Bachelor of Arts in Economics from Vanderbilt University.

There is no arrangement or understanding between Mr. Vascocu and any other person pursuant to which he was appointed as President of b1BANK. In addition, there are no familial relationships between Mr. Vascocu and any director or executive officer of Business First or b1BANK. Mr. Vascocu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Business First and b1BANK have not entered into or amended or modified any material compensatory plans, contracts, or arrangements with Mr. Vascocu in connection with Mr. Vascocu’s appointment as President of b1BANK. Mr. Vascocu’s current compensatory arrangements with Business First and b1BANK were described in Business First’s Definitive Proxy Statement for the Annual Meeting of Shareholders filed with the SEC on April 10, 2024. Additionally, the full text of Mr. Vascocu’s compensatory arrangements with Business First and b1BANK were filed as Exhibits 10.3, 10.4, and 10.5 to Business First’s Form 10-Q filed with the SEC on July 31, 2024.

7.01	Regulation FD Disclosure

On October 17, 2024, Business First issued a press release announcing Mr. Vascocu’s appointment to serve as President of b1BANK, a copy of which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Business First Bancshares, Inc., dated October 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 22, 2024

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer